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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated December 22, 1997, except for the third paragraph of Note 7 as to which the date is August 20, 1998, relating to the consolidated financial statements of American Diversified Holdings, Inc. and subsidiaries and our report dated March 16, 1998 except for the last paragraph of Note 9 as to which the date is March 31, 1998, related to the financial statements of James Buchanan Rea, Inc. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                          McGLADREY & PULLEN, LLP

New York, New York
August 28, 1998